Exhibit 10.2

Exclusive Management Consulting and Service Agreement

The Exclusive Management Consulting and Service Agreement (hereinafter referred to as “the Agreement”) is entered into by and among the following parties at Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen on August 18, 2020:

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Domicile:

Party B: Shenzhen Zhong Wei Technology Co., Ltd.

Domicile:

Party C: Ding Xiang (Shenzhen) Investment Co., Ltd.

Domicile:

Whereas:

1. Party A is a wholly foreign owned enterprise (hereinafter referred to as “WFOE”) incorporated in the People’s Republic of China (hereinafter referred to as “China”) and holds management consulting and service resources;

2. Party B is a limited liability company registered in China with the scope of business “normal scope of business is: Design, technical development and sales of computer software and hardware; database and computer network service; technical development and sales of game software and game products; advertisement business (The businesses requiring approval of advertisement business in compliance with laws, regulations and provisions of the State Council shall not be carried out until the approval is acquired); domestic trade (excluding franchised, exclusively-controlled and monopolized commodities); sales of jewelry, electronic products, software, handicraft, digital products and accessory, office supplies, daily necessities, toy, stationery and sporting goods, home textile and furnishings, cosmetics and daily chemicals, and clothes and underwear; design of online animation and television animation; technical development of music software; telecom service (excluding these of the aforementioned businesses banned by the laws, administrative regulations and the State Council. The restricted businesses shall be undertaken after the approval is acquired). The businesses requiring permit are: Telecom value added service; sales of publications, books, newspapers and periodicals, electronic publication, and audio visual products”. All the business activities operated and developed by Party B currently and at any time during the term of the Agreement shall be collectively deemed as “core business”.

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3. Party C is a legal shareholder of Party B, and holds 100% of Party B’s shares as of the signing date hereof.

4. To assist Party B in successfully undertaking the core businesses within its scope of business and legally undertaking other related businesses, Party A hereby agrees to offer exclusive consulting and other services related to management to Party B, and Party B agrees to accept the exclusive management consulting and services offered by Party A.

Now, therefore, the Parties hereby enter into the following agreement with the consensus reached through negotiations:

1 Management Consulting and Service; Monopolistic and Exclusive Rights and Interests

1.1	During the Term of the Agreement, Party A hereby agrees to offer relevant management consulting and services to Party B in accordance with the terms hereof as the exclusive management consulting and service provider of Party B. Party A shall determine the specific scope of management consulting and service and be entitled to adjust according to its needs, and core business and actual operation condition of Party B, including but not limited to scope of services stated in Attachment 1.

1.2	Party B hereby agrees to accept the management consulting and services offered by Party A. During the term of the Agreement, Party B shall assist as required by Party A so that Party A can offer efficient management consulting and services.

1.3	Party B hereby further agrees that without prior consent of Party A in writing, Party B shall not accept and supervise to prevent its controlled subsidiary from accepting the consulting and services from any third party (directly or indirectly) similar to those offered by Party A herein during the Term of the Agreement.

1.4	Party B hereby further agrees that if Party B, any of its affiliates or its associated companies intends to reach any cooperation, joint venture or partnership arrangement with other parties than Party A, whether such arrangement is substantially similar to the Agreement or not, Party A shall have the priority for such opportunity according to the terms and conditions similar to those hereof.

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1.5	To specify the rights and obligations of Party A and Party B, and practically perform the aforementioned provision of service, the Parties hereby agree on the followings to the extent permitted by Chinese laws:

1.5.1.	Party B must operate according to the opinions or advice of the services offered by Party A in accordance with Article 1.1 hereof;

1.5.2.	Except the directors and supervisors remaining in office as approved by Party A, Party B shall respectively appoint the candidates recommended by Party A as the directors of Party B in the procedure prescribed by Chinese laws, and appoint the senior management employed and recommended by Party A as General Manager, Chief Financial Officer and other senior management of Party B in accordance with the Chinese laws to supervise the business and operation of Party B; unless retirement, resignation, incapability or death occurs, without the prior consent of Party A in writing, Party B shall not dismiss the directors recommended by Party A for any reason.

1.5.3.	Party B hereby agrees to procure the directors and senior management of Party B to exercise their powers and duties granted in accordance with the laws, regulations and the Articles of Association on the instructions of Party A.

1.5.4.	Party A shall be entitled to undertake the businesses related to the services in the name of Party B, and Party B shall provide all the necessary power of attorney so that Party A can successfully undertake such businesses and offer relevant services.

1.5.5.	Pursuant to the provisions of Chinese laws, Party A shall be entitled to check the accounts of Party B at regular intervals and at any time, and Party B shall keep the accounts in a timely and accurate manner and provide the accounts for Party A at the request of Party A. During the term of the Agreement, Party B hereby agrees to coordinate with Party A and its shareholders (including direct or indirect shareholders) in the audit, provide relevant information and materials of Party B’s operation, business, clients, finance and employees for Party A, its shareholders (including direct or indirect shareholders), and/or its entrusted auditors and agrees that Party A’s shareholders can disclose such information and materials so as to meet the requirements of securities regulation.

2 Calculation and Payment of Management Consulting and Service Fee (hereinafter referred to as “service fee”)

2.1	The Parties hereby agree that the service fee hereof shall be recognized and paid in the mode stated in Attachment 2 in the principles of fairness and reasonableness from the date when Party A and Party B agrees on the service in writing (hereinafter referred to as “commencement date”);

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2.2	If Party B fails to pay the service fee and other fees in accordance with the provisions hereof, it shall further pay Party A the liquidated damages in the amount of 0.05% of the overdue amount per day of delay;

2.3	Unless the Parties otherwise reach the consensus through negotiations, the service fee paid by Party B to Party A according to the Agreement shall not be deducted or offset in any form (i.e. Bank service fee, etc.);

2.4	Moreover, Party B shall further pay Party A the actual expenses incurred from the provision of the consulting and service hereof besides paying the service fee, including but not limited to various travel expense, transportation fee, printing cost and postage, etc.

3 Representations, Warranties and Undertakings

3.1	Party A hereby makes the following representations, warranties and undertakings:

3.1.1.	Party A is a wholly foreign owned enterprise legally registered and effectively existing in accordance with Chinese laws, and holds the qualification of independent legal person, complete and independent legal status and legal capacity.

3.1.2.	Party A shall sign and perform the Agreement within the scope of its company rights and scope of business; it has taken necessary corporate behavior and granted proper authorization, and acquired all the necessary consent and approvals from third party and governmental departments so as to sign the Agreement, and its signing of the Agreement shall not violate the laws and contracts with binding force or influence on it.

3.1.3.	The Agreement shall constitute the obligations that are legal, effective, with binding force and enforceable for Party A in accordance with the articles hereof upon the signing.

3.2	Party B hereby makes the following representations, warranties and undertakings:

General Matters

3.2.1.	Party B is a company legally registered and effectively existing in accordance with Chinese laws, and holds the qualification of independent legal person, complete and independent legal status and legal capacity.

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3.2.2.	Party B shall sign and perform the Agreement within the scope of its company rights and scope of business; it has taken necessary corporate behavior and granted proper authorization, and acquired all the necessary consent and approvals from third party and governmental departments so as to sign the Agreement, and its signing of the Agreement shall not violate the laws and contracts with binding force or influence on it.

3.2.3.	As of the effective date of the Agreement, there is no litigation, arbitration, or other legal and administrative proceedings, etc. or governmental investigation related to the matters stipulated herein, or that may have adverse effect on the signing of the Agreement by Party B or the performance of the obligations hereof; or there is no such pending or threatened litigation, arbitration, or other legal and administrative proceedings, etc. or governmental investigation.

3.2.4.	As of the effective date of the Agreement, no situations that may violate relevant laws or hinder the performance of the obligations hereof by Party B exist.

3.2.5.	The Agreement shall constitute the obligations that are legal, effective, with binding force and enforceable for Party B in accordance with the articles hereof upon the signing.

Matters of Relevant Certificates, Licenses and Qualifications

3.2.6.	Acquire all the certificates, licenses and permits for core businesses and relevant businesses, continually maintain the legality and validity of such certificates, licenses and permits, make timely follow-up, and deal with relevant application, change and renewal formality.

3.2.7.	Not engage in any activities beyond the permitted scope of such certificates, licenses and permits.

3.2.8.	Strictly comply with the requirements and codes related to core business prescribed by Chinese laws.

Matters of Business Development

i.	Party B shall develop, enlarge and expand the market in the direction agreed in the mutual deliberation after deliberating and reaching consensus with Party A.

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3.3	Party B and Party C (hereinafter collectively referred to as “commitment parties”) hereby make the following representations, warranties and undertakings:

To ensure that Party B performs the obligations and duties hereof, the commitment parties jointly unconditionally and irrevocably undertake that without the written consent of Party A, Party B shall not (Party C, as shareholder of Party B, shall not or urge or instruct Party B to) enter into any major transaction (referring to the transaction with single transaction amount exceeding RMB 1,000,000 or the transactions with relatively small single transaction amount but accumulative amount exceeding RMB 1,000,000) or conduct any act that influences or has adverse effect on the assets, liabilities, rights or operation of Party B, including but not limited to the followings:

Major Corporate Matters

3.3.1	Not operate the businesses beyond the scope of core business;

3.3.2	Not borrow from any third party or provide loan for any third party, or bear any liabilities;

3.3.3	Not replace or dismiss any directors or senior management;

3.3.4	Not to purchase or sell the assets or rights worth more than RMB 500,000 from or to any third party;

3.3.5	Not provide any guarantee or warranty for any third party, or provide mortgage or pledge for any third party with its assets or rights;

3.3.6	Not change its Articles of Association or scope of business;

3.3.7	Not change the standard operation process or any major internal codes;

3.3.8	Not transfer its rights and obligations hereof to any third party;

Major Personnel Matters

3.3.9	Employ or dismiss any employee on the instructions of Party A;

3.3.10	Designate the directors on the instructions of Party A, internal guidelines and Articles of Association of Party B, and require such directors to elect the Board Chairman on the instructions of Party A;

3.3.11	Appoint General Manager, Chief Financial Officer and any other senior management on the instructions of Party A;

3.3.12	If any personnel resigns or is dismissed, whether making mistakes or not, the commitment parties shall hire corresponding employee to fill the vacancy on the instructions of Party A;

3.3.13	Agree to issue the power of attorney to Party A or its designated representative on the instructions of Party A so as to authorize Party A or its designated representative to be the principal of Party C at the shareholders’ meeting of Party B. The commitment parties hereby agree to immediately issue the power of attorney to Party A or its designated representative on the instructions of Party A at any time under any situation;

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Other Matters

3.3.14	Party A and Party B hereby agree that Party A may, if necessary, require Party B to sign intellectual property license agreement, trademark permit agreement, domain permit agreement, equipment asset leasing agreement and the agreements related to Party B’s core business with Party A or its designated representative during the term of the Agreement, and Party B hereby undertakes to immediately sign, specifically explain and supplement relevant contents and articles on the instructions of Party A, etc.; and

3.3.15	Party A and Party B hereby agree that Party A may, if necessary (or for any reason, including but not limited to tax, accounting or other reasons), require Party B to supplement and revise any article hereof on the instructions of Party A during the term of the Agreement, and Party B hereby undertakes to immediately adjust, revise, and sign on the instructions of Party A.

4 Safekeeping

4.1	Party A hereby agrees that all the materials or objects generated in the operational management process of Party B shall be managed and kept by Party A from the date when it offers relevant management consulting and service to Party B according to the conditions hereof, including but not limited to the following materials or objects. Party A hereby undertakes to properly manage and keep such materials and objects after receiving the aforementioned company materials and objects.

a.	All the business certificates and licenses (i.e. Business License and permits, etc.);
b.	All the seals (i.e. Official seal, finance seal, business seal, and invoice seal, etc.);
c.	All the bank accounts and supporting materials (i.e. Account opening license, bank card, bank passbook, electronic key, password and other account opening materials, etc.);

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d.	All the business records, documents and materials generated in the operational management process (i.e. Contracts, agreements, and business documents, etc.);
e.	All the financial account books and materials generated in the operational management process (i.e. Accounting vouchers and account books, etc.);
f.	All the other records, documents and materials generated in the operational management process (i.e. Shareholders’ resolution, board resolution, rules and regulations, internal command, personnel records, and employment agreement, etc.);
g.	Various assets and their documents of title generated in the operational management process (i.e. Movable assets, immovable assets, document of title or instrument, etc.);
h.	Other materials or objects generated in the operational management process with significant influence or function.

5 Confidentiality

5.1.	Party B hereby agrees that the secret materials and information learnt or accessed due to accepting the exclusive consulting and service shall constitute confidential information (hereinafter referred to as “confidential information”). Party B shall endeavor to take various reasonable measures to keep them confidential; without the prior consent of Party A in writing, Party B shall not disclose, grant or transfer such confidential information to any third party, including the merger with third party, being acquired, and being directly or indirectly controlled by third party. Once the Agreement is terminated, Party B shall return any documents, materials or software containing confidential information to Party A as required by Party A or destroy them on its own, and delete any confidential information from any memory device, and shall not continue using such confidential information.

5.2.	Party B shall take necessary measures to solely disclose confidential information to the employees, agents or professional advisors of Party B who need to learn such information, and urge such employees, agents or professional advisors of Party B to fulfill the obligation of confidentiality hereof. Party B, its employees, agents or professional advisors shall sign specific confidentiality agreement so that the parties concerned shall fulfill the obligation of confidentiality prescribed in this article.

5.3.	The Parties hereby agree that this article shall be permanently effective whether the Agreement is revised, cancelled or terminated.

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6 Applicable Taxes

With regard to the payment to Party A in accordance with the Agreement, Party B shall assist Party A in obtaining corresponding tax reduction and exemption in accordance with the provisions of Chinese laws and regulations. If there is no tax reduction and exemption policy or preferential policy, Chinese tax administration shall charge Party A the taxes related to the performance of the Agreement in accordance with Chinese tax laws. Party B shall compensate Party A for such taxes in full amount after Party A pays the taxes according to law.

7 Subcontracting/Entrustment

7.1.	Party A shall be entitled to designate any third party to offer the management consulting and service hereof in the terms and conditions prescribed herein, or entrust such third party to perform Party A’s obligations hereof. Party B hereby generally agrees on the aforementioned arrangement and shall sign relevant agreement with such third party as required by Party A.

7.2.	Party A shall be entitled to transfer its rights and obligations hereof to any third party, and the transferee shall enjoy the rights and undertake the obligations attributed to Party A herein as it shall enjoy the rights and undertake the obligations as a party of the Agreement. Party A shall notify Party B in writing within reasonable period before such transfer, and shall sign relevant written document for such transfer at the request of Party A.

8 Intellectual Property

8.1.	Party A shall hold all the intellectual property of the materials provided for Party B due to the performance of the management consulting and service prescribed herein;

8.2.	As for all the intellectual property generated from the performance of the management consulting and service prescribed herein (including but not limited to all the existing and future copyright, patent, trademark, service logo and all the related goodwill, registration design, design patent, technical secrets, trade secrets, domain name, brand name, trade name and any other similar rights), whether they are independently developed by Party A or developed by Party A based on intellectual property of Party B, or developed by Party B based on intellectual property of Party A, Party A shall hold monopolistic and exclusive rights and interests, and Party B shall not claim any right from Party A, raise any objection to the ownership of such intellectual property, or apply for the registration or adopt other means to obtain any of such intellectual property. Moreover, Party B shall sign all the documents that enable Party A to become the right holder of such intellectual property, and take all the actions to assist Party A to become the right holder of such intellectual property and protect such intellectual property.

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Nonetheless, if they are developed by Party A based on intellectual property of Party B or its affiliated organizations, Party B and its related affiliated organizations shall warrant that such intellectual property is free of any defect. Otherwise, if it thus leads to the losses of Party A, Party B and its affiliated organizations shall compensate for such losses. If Party A thus undertakes the responsibility of compensation for any third party, Party A shall be entitled to claim the compensation for all the losses from Party B or its related affiliated organizations after paying such compensation.

8.3.	Party A hereby authorizes Party B to use the intellectual property prescribed in Article 8.1 and Article 8.2 herein in a non-exclusive manner.

8.4.	Without the prior consent of Party A in writing, Party B shall not transfer or sub-license the intellectual property granted by Party A in accordance with Article 8.3 to any third party.

9 Breach of Contract and Compensation

9.1.	Any party’s breach of any obligation, representations, warranties and undertakings hereof shall constitute breach of contract. Under such situation, the observant party shall be entitled to issue written notice to the defaulting party, and request the defaulting party to rectify within 10 days after receiving such written notice.

9.2.	In addition to the breach of contract penalty paid in accordance with Article 2.2 hereof, the defaulting party shall compensate the observant party for all the losses arising from its act of breach, including but not limited to carious requests, expenses, fees, service fee, interests, and fines, etc.

9.3.	Party B shall compensate for Party A’s losses, damages and costs for any litigation, claim or other requests arising from management consulting and service offered by Party A at the request of Party B, and protect Party A from any damages,

10 Effectiveness and Term

10.1.	The Agreement shall be signed and come into effect on the date first above written and remain effective until the operation termination of Party B. The Parties may terminate the term of the Agreement in advance in accordance with the Agreement or other signed agreements.

10.2.	After signing the Agreement, Party A shall be entitled to review the contents of the Agreement every three months so as to determine whether to accordingly revise or supplement the Agreement according to the situation at that time.

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10.3.	Party A shall hold the right of unilateral extension of the Agreement; the Agreement shall be extended with the written confirmation of Party A before the expiry; the Agreement may be extended once or more than once. Party A shall unilaterally determine the specific extension period and times of extension, and Party B shall unconditionally accept.

11 Termination

11.1.	Termination on expiry date: Unless extended in accordance with relevant articles hereof, the Agreement shall terminate on the date of expiry.

11.2.	Forward termination: Within the term of the Agreement, unless Party A undertakes fraud acts, Party B shall not terminate the Agreement in advance. Notwithstanding the foregoing, Party A shall be entitled to terminate the Agreement with a 30-day written notice in advance to Party B at any time.

11.3.	Articles after termination: After the termination of the Agreement, the rights and obligations of the Parties prescribed in Article 4, 7, 8 and 11 shall remain effective.

12 Dispute Resolution

The Parties shall firstly resolve any dispute arising from the interpretation and performance of the Agreement through amicable negotiations. If the Parties fail to enter into the agreement of dispute resolution within 30 days after one party sends the written notice requesting resolution through negotiation to the other party, any party shall be entitled to submit relevant dispute to South China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules effective then. The arbitration place is Shenzhen and the arbitration language is Chinese. The arbitration award shall be final and have binding force on the parties.

Except for the disputed matter for the Parties, the Parties shall continually perform their respective obligations in good faith.

13 Force Majeure

13.1.	“Force majeure event” refers to any event beyond the scope of reasonable control of one party and unavoidable though the affected party takes reasonable care, including but not limited to governmental act, natural force, fire, explosion, windstorm, flood, earthquake, tide, lightning, or war. Nonetheless, credit, capital or financing deficiency shall not be deemed beyond the scope of reasonable control of one party. The party affected by “force majeure event” that seeks the exemption of the duties hereof shall notify the other party of such exemption of responsibility and the steps for its complete performance as soon as possible.

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13.2.	If the agreement performance is delayed or hindered due to the “force majeure event” prescribed in the aforementioned definition, the party affected by force majeure shall not undertake any responsibilities hereof within the scope of delay or hindrance. The party affected by force majeure shall take appropriate measures to relief or eliminate the influence of “force majeure event” and endeavor to recover the performance of the obligations delayed or hindered by “force majeure event”. Once the force majeure event is eliminated, the Parties shall agree to try their best to recover the performance hereof.

14 Notice

The notice or other correspondence sent by any party hereof shall be made in Chinese, and delivered by specialized person, by post or via fax to the following address of other parties or other addresses given by other party in the notice to other agreement parties in the means of notice prescribed herein. The actual service date of the notice shall be determined in the following mode: (a) For the notice delivered by specialized person, it shall be deemed as delivered on the date of delivery by specialized person; (b) for the notice in the form of letter, it shall be deemed as delivered on the tenth day after the post date of registered airmail with postage paid (indicated by postmark, or on the fourth day after delivered to special delivery service institution internationally recognized; and (c) for the notice sent via fax, it shall be deemed as delivered at the receiving time indicated on transmission confirmation of relevant document.

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Address:

Addressee:

Tel.:

Fax: _________________________________________________________

Party B: Shenzhen Zhong Wei Technology Co., Ltd.

Address:

Addressee:

Tel.:

Fax: _________________________________________________________

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Party C: Ding Xiang (Shenzhen) Investment Co., Ltd.

Address:

Addressee:

Tel.:

Fax: _________________________________________________________

15 Independent Contracting Party

The Parties hereby explicitly acknowledge and agree that Party A offers all the services hereof as the independent contracting party, and it shall not be deemed that it enters into any partnership, joint venture or other relationship with identical or similar nature with Party B.

16 Agreement Transfer

Without the prior consent of Party A in writing, Party B shall not transfer its rights and obligations hereof to any third party;

Nonetheless, Party A shall be entitled to transfer its rights and obligations hereof to any third party, which shall come into immediate effect after sending written notice to Party B.

17 Severability

If any article hereof becomes ineffective or unenforceable due to the inconsistency with relevant laws, such article shall solely become ineffective or unenforceable within the jurisdiction scope of relevant laws and shall not affect the legal force of other articles hereof. Meanwhile, the Parties shall behave with integrity, and the deviation of the revision of such article shall solely be made so as to achieve legality of the Agreement or relevant articles and shall not conflict with the interests to be obtained by the Parties that are estimated at the time of agreement signing.

18 Revision and Supplement

18.1.	The Parties hereby agree that Party A may, if necessary, require Party B and Party C to sign or further sign any other agreements or supplementary agreement with Party A or its designated representative during the term of the Agreement. Party B and Party C hereby undertake to immediately sign such agreement and follow the instructions of Party A, and specifically explain and supplement relevant contents, terms and articles on the instructions of Party A.

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18.2.	The Parties hereby agree that Party A may, if necessary (or for any reason, including but not limited to tax, accounting or other reasons), require Party B and Party C to supplement and revise any term and article hereof on the instructions of Party A during the term of the Agreement, and Party B hereby undertakes to immediately sign and follow the instructions of Party A.

19 Governing Laws

The Agreement shall be governed by and interpreted according to Chinese laws.

20 Miscellaneous

The Attachments hereto shall enjoy equal legal force with the Agreement. The Agreement is made in Chinese and in quadruplicate, with Party A holding two, Party B and Party C respectively holding one.

Attachment 1 Management Consulting and Service Schedule

Attachment 2 Calculation and Payment Method of Service Fee

(The remainder of this page is intentionally left blank. The signing page is attached)

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(This page is left blank and serves as the signing page of Exclusive Management Consulting and Service Agreement. The Parties have instructed their respective authorized representatives to sign Exclusive Management Consulting and Service Agreement on the date first above written.)

Party A: YiQiLai (Shenzhen) Consulting Management Co., Ltd.

Signature: /s/ Congying Fang

Party B: Shenzhen Zhong Wei Technology Co., Ltd.

Signature: /s/ Weide Li

Party C: Ding Xiang (Shenzhen) Investment Co., Ltd.

Signature: /s/ Xinhong Cai

August 20, 2020

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Attachment 1: Management Consulting and Service Schedule

Party A shall offer the management consulting and services related to core business to Party B, including but not limited to the followings;

General Matters

I.	Technical consulting and services, business consulting, business administration and consulting, assets and equipment leasing, marketing consulting, and system management and maintenance, etc.;

Technical Consulting Matters

II.	Provide and maintain service platform, and protect the security\safety;

III.	Provide and maintain computer system and equipment;

IV.	Conceive, create, design, update and maintain service platform and website;

V.	Develop and test new products;

VI.	Improve relevant technology according to Party B’s business demand;

VII.	Give consulting services and professional trainings necessary for Party B’s operation and business;

Sales and Consulting Matters

VIII.	Formulate sales plan and undertake the appraisal of new products;

IX.	Research and analyze the market;

X.	Formulate market and sales strategy;

XI.	Deal with public relations or media service;

Other Matters

XII.	Give appropriate trainings, consulting and assistance related to its operation and business to Party B’s employees;

XIII.	Provide labor assistance at the request of Party B, including but not limited to lending or dispatching of relevant personnel (provided that Party B bears relevant labor costs);

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XIV.	According to the operation management needs of Party B at the time, Party A shall offer other management consulting and services added with the approval of the Parties from time to time;

XV.	Offer other services related to Party B’s operation; and other services added with the approval of the Parties.

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Attachment 2: Calculation and Payment Method of Service Fee

I.	Calculation of service fee. Party A shall offer management consulting and services in accordance with the terms and provisions of the Agreement, and Party A and Party B hereby unanimously agree that 100% of the profit (defined as below) (incurred from the commencement date) shall be paid to Party A as service fee. Nonetheless, in consideration of actual operation condition of Party B, Party A may unilaterally adjust this percentage once or more than once at any time. The commencement date of such adjustment may be dated back to the date of signing of the Agreement (“service fee”).

“Profit” is hereby defined as below:

The earnings after taxes of Party B. nonetheless, if such earnings after taxes is a negative number (namely loss), Party A shall be entitled to select other accounting item to define the profit (including but not limited to the following accounting items). Party A reserves the final and absolute right of interpretation and change of the definition of profit (including but not limited to adjustment of any accounting items, such as addition or removal of non-cash accounting items), but all the accounting items shall be calculated in the accounting principle of International Financial Reporting Standards (IFRS).

■	EBT – Earnings before Tax;

■	EBIT – Earnings before Interest and Tax, or Operating Income;

■	EBITDA – Earnings before Interest, Tax, Depreciation and Amortization

II.	Arrangement of service fee. Party B shall pay Party A the service fee quarterly (“quarterly service fee”). Nonetheless, Party A may unilaterally require Party B to handle all or part of the quarterly service fee in the following manner: Suspend the payment of quarterly service fee, recognize such service fee as accounts payable of Party B to Party A, and set interest rate or calculate interests on the instructions of Party A.

III.	Payment method of service fee. Party B shall provide the corresponding quarterly service fee, financial statements and business performance data for Party B within 30 days after every quarter ends (the format, contents and accounting items must meet the requirements of Party A), and pay Party A the corresponding quarterly service fee and other amounts approved by Party A. Party B shall remit the payment amount to the designated account of Party A according to the written notice of Party A. Party A and Party B may further confirm the payment deadline in writing. After receiving the remittance from Party B, Party A shall issue the invoice to Party B according to the requirements of laws.

IV.	Annual report. Party B shall provide its corresponding annual financial audit report for Party A within 90 days after every accounting year ends. The audit must be undertaken and such audit report must be issued by the accounting firm recognized by Party A in accordance with International Financial Reporting Standards (IFRS). If Party A holds that the total quarterly service fee paid by Party B to Party A for the corresponding accounting year is less than corresponding total amount in audit report, Party B shall immediately make up such difference to Party A.

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V.	Annual check of service fee. Party A shall be entitled to dispatch personnel (Party A’s employees or accounting firm entrusted by Party A) (“Party A’s representative”) to Party B so as to review the financial status of Party B and the calculation method and amount of service fee. Therefore, Party B shall provide all the relevant documents, statements, records or data for Party A’s representative so as to confirm and approve the amount of service fee. Unless Party A’s representative makes major mistake in calculation, Party A shall reserve the final right of confirmation for the service fee amount, and Party B shall pay Party A the service fee according to the calculation result from Party A’s representative.

VI.	Market change. Party A shall be entitled to adjust the calculation formula of service fee according to market changes at any time. Party A shall immediately notify Party B after making the adjustment, and Party B shall pay the service fee calculated in the adjusted calculation formula of service fee from the next month after receiving the notice or from the next service item.

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